Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Four Rivers BioEnergy Inc. (the “Company”) for the fiscal year ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen Padgett, Chief Executive Office of the Company, and Martin Thorp, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer’s knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Stephen Padgett
Stephen Padgett Chief Executive Officer

Date: February 15, 2011

By:	/s/ Martin Thorp
Martin Thorp Chief Financial Officer

Date: February 15, 2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Four Rivers BioEnergy Inc. and will be retained by Four Rivers BioEnergy Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Four Rivers BioEnergy Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.